Registration No. 333-


     As filed with the Securities Exchange Commission on December 19, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.
             (Exact name of registrant as specified in its charter)

                               Missouri         43-1681393
                  (State or other jurisdiction (I.R.S. Employer
            of incorporation or organization) Identification Number)

                      Commercial Mortgage Acceptance Corp.
                         210 West 10th Street, 6th Floor
                           Kansas City, Missouri 64105
                                 (816) 435-5000

     (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                Alan L. Atterbury
                      Commercial Mortgage Acceptance Corp.
                         210 West 10th Street, 6th Floor
                           Kansas City, Missouri 64105
                                 (816) 435-5000

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                     --------------------------------------

                                    Copy to:

                             William A. Hirsch, Esq.
                              Patrick J. Respeliers
                            Morrison & Hecker L.L.P.
                                2600 Grand Avenue
                           Kansas City, Missouri 64108


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |_|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-13725
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. |_|

                   CALCULATION OF REGISTRATION FEE
===========================================================================
Title of       Amount to be  Proposed maximum     Proposed maximum    Amount of
securities to   Registered   offering price per   aggregate offering  registration fee
be registered                    security(1)            price(1)
---------------------------------------------------------------------------------------
Mortgage
Pass-Through   $75,000,000       100%                  $75,000,000         $22,125
Certificates,
issued in
series
=======================================================================================

(1)Estimated solely for the purpose of calculating the registration fee.




      EXPLANATORY NOTE AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     This Registration Statement is being filed by Commercial Mortgage Acceptance Corporation (the "Company") pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3, as amended, filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 333-13725) pursuant to the Securities Act of 1933, as amended, are incorporated by reference into this Registration Statement.

                                     PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBITS.

     All Exhibits filed with or incorporated by reference in Registration Statement No. 333-13725 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following which are filed herewith or specifically incorporated by reference herein from Registration Statement No. 333-13725. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing lis indicated in parentheses.

Exhibit
Number        Description

5.1* Opinion of Morrison & Hecker L.L.P. as to legality (including consent of such firm)
8.1* Opinion of Morrison & Hecker L.L.P. as to certain tax matters (including consent of such firm)

                --------------------------

*filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including that the security rating requirement will be met by the time of sale of any securities registered hereunder) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 19th day of December, 1997.

                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.



                             By: /s/ Leon E. Bergman
                                 Leon E. Bergman
                                    Executive


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and the dates indicated.


Signature                          Position                        Date


/s/  Alan L. Atterbury        Director and President          December 19, 1997
Alan L. Atterbury             (Principal Executive Officer)



/s/  Leon E. Bergman          Chief Financial Officer         December 19, 1997
Leon E. Bergman               (Principal Financial and
                              Accounting Officer)



/s/ Clarence A. Krantz        Director                        December 19, 1997
Clarence A. Krantz

_______________________       Director                        December __, 1997
William V. Morgan




                                      II-2




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